                          PHP HEALTHCARE CORPORATION

                                  Exhibit 11

               Statement Re:  Computation Of Per Share Earnings
                              Three Months Ended
                            July 31, 1997 And 1996

                                   RESTATED

                                                                  THREE MONTHS
                                                                 ENDED JULY 31,
                                                                 --------------
                                                               1997          1996
                                                               ----          ----
Primary Earnings Per Share
--------------------------

Primary
   Net earnings.........................................    $ 1,045,000  $ 2,193,000
                                                            ===========  ===========

Weighted average number of common
  shares outstanding....................................     11,409,820   11,044,095

Add common share equivalents (determined
  using the "treasury stock method") repre-
  senting shares issuable upon exercise of
  stock options and warrants............................      2,252,370    2,833,254

Shares held in escrow...................................            ---      (88,572)
                                                            -----------  -----------

Weighted average number of shares used
  in calculation of primary earnings per
  share.................................................     13,662,190   13,788,777
                                                            ===========  ===========

Primary earnings per common share.......................    $      0.08  $      0.16
                                                            ===========  ===========

Fully Diluted Earnings Per Share
--------------------------------

Fully diluted
   Net earnings.........................................    $ 1,045,000  $ 2,193,000
      Net interest expense related to convertible debt..          9,000        6,000
                                                            -----------  -----------
   Net earnings as adjusted.............................    $ 1,054,000  $ 2,199,000
                                                            ===========  ===========

Weighted average number of common
  shares outstanding....................................     11,409,820   11,044,095

Add common share equivalents (determined
  using the "treasury stock" method) repre-
  senting shares issuable upon exercise of
  stock options and warrants............................      2,338,910    2,833,254

Assumed conversion of convertible debt..................        111,111      111,111

Shares held in escrow...................................            ---      (88,572)
                                                            -----------  -----------

Weighted average number of shares used
  in calculation of fully diluted earnings
  per share.............................................     13,859,841   13,899,888
                                                            ===========  ===========

Fully diluted earnings per common share.................    $      0.08  $      0.16
                                                            ===========  ===========
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